                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                     Newtek Business Services Completes the

                  Acquisition of CrystalTech Web Hosting, Inc.

NEW YORK, N.Y. - JULY 9, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced that it has completed its previously announced acquisition of the business CrystalTech
Web Hosting, Inc. The aggregate purchase price was $10,000,000 in cash and
$250,000 in Newtek common stock with additional payments of up to a total of
$1,250,000 in cash and $1,750,000 in Newtek common stock to be made if the business meets certain profitability benchmarks over the next two years.

Based in Phoenix, Arizona, CrystalTech is currently the third largest Microsoft
Windows-only hosting company in the world, with approximately 30,000 customers,
80 percent of which are small to medium-sized businesses, a market which is also the core of Newtek's market. CrystalTech is profitable, with net earnings in
2003 and 2002 of $2,299,740 and $235,547 on revenues of $5,524,165 and
$3,762,057 respectively, and has also achieved customer account growth of approximately 1,100 new hosting accounts per month during 2004.

Barry Sloane, CEO of Newtek, stated, "This acquisition not only provides Newtek with a profitable revenue source, but also greatly enhances our ability to further one of our important strategic goals -- to cross-market our existing menu of business and financial services to a large pre-existing customer base."

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced bookkeeping & controller services;
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services; and
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004).

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

               Newtek Announces Exercise of Over-Allotment Options

NEW YORK, N.Y. - JULY 15, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced that it has completed the sale of an additional 450,000 shares of its common stock pursuant to the exercise of underwriters' over-allotment options which were granted in connection with Newtek's secondary public offering which closed on
July 2, 2004. The sale resulted in net proceeds to Newtek of approximately $1.5 million after payment of underwriters' discount and commissions and estimated offering expenses. In addition, three founding and principal shareholders of
Newtek sold an additional 450,000 shares, in the aggregate, pursuant to the exercise of such underwriters' over-allotment options. Newtek did not pay any of the offering costs for the selling shareholders.

This offering was underwritten by Roth Capital Partners and Maxim Group LLC. A registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced bookkeeping & controller services;
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions; and
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:

Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

         New Research Reports Released on Newtek Business Services, Inc.

NEW YORK, N.Y. - JULY 16, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, is pleased to announce that two Wall Street investment banking firms, Maxim Group and Roth Capital, have initiated research coverage on Newtek with a buy and strong buy respectively. This research is available on Newtek's website for review under
Research Reports in Investor Relations. Please also feel free to call Roth
Capital at (949) 720-7100 and Maxim Group at (800) 724-0761 if you would like to receive a hard copy of the report.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced bookkeeping & controller services;
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions; and
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

            Newtek Business Services to Hold Earnings Conference Call

                             August 5 at 4:15 PM EST

NEW YORK, N.Y. - JULY 22, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS),
a provider of business services and financial products to the small business market, will be conducting a conference call on August 5, 2004 at 4:15 pm. EST to discuss the company's results for the second quarter 2004.

The conference call will be accessible via a toll free number by dialing
1-888-396-2386 and providing the pass code 96626281. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcasted over the Internet through Newtek's website at
www.newtekbusinessservices.com. To listen to the webcast live, please go to
Newtek's website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping services;
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions; and
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

                         NEWTEK BUSINESS SERVICES, INC.
                 ENDORSED BY 11 STATE CREDIT UNION ORGANIZATIONS

New York, N.Y. - July 22, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that, through efforts which commenced in the beginning of 2004, it has secured the endorsement of 11 state credit union leagues for Newtek to provide SBA lending and electronic payment processing services to such leagues. These endorsements follow last year's announced alliance by Newtek with Credit Union National Association
(CUNA), the national trade association serving America's credit unions. These new endorsements are from leagues representing a total of 1,540 credit unions in
Alabama, Florida, Massachusetts, Rhode Island, New Hampshire, Nebraska, New
Mexico, Oklahoma, Oregon, Tennessee and Virginia. The credit unions in these leagues are comprised of over 16 million members, of which 4 million are estimated to be small to medium-sized businesses. Ten of the state credit union leagues have endorsed Newtek Business Services for both SBA lending and electronic payment processing.

Barry Sloane, Chairman and CEO of Newtek Business Services said, "Last year's endorsement by CUNA nationally, as well as our more recent affiliation with the state credit union organizations, is part of our overall marketing plan to distribute our loan and merchant processing offerings through the 9,600 CUNA credit unions and to their members. We believe our current efforts will continue to help us reach our target markets for our services."

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping services;
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions; and
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

407-644-4256
dave@aurcg.com

FOR IMMEDIATE RELEASE

    Newtek Business Services, Inc. Completes Acquisition of Financial Keyosk

NEW YORK, N.Y. - AUGUST 2, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced that it has funded and completed the acquisition of Vistar Insurance Services, doing business as Financial Keyosk. Financial Keyosk (www.financialkeyosk.com) is an alternative insurance distributor helping financial institutions and agents establish or expand insurance operations. It is licensed to conduct insurance agency business in 49 states and has a complete line of insurance products in the areas of life, health, property and casualty, disability and employee benefits serving 3,500 customers.

The new organization will focus on serving banks and credit unions and Newtek's small and medium-sized business client portfolio, as well as, offering insurance products to new clients of other Newtek divisions, including its small business lending and merchant processing business lines. Ultimately, the Financial Keyosk brand will become Newtek Insurance Agency, a core offering of Newtek Business
Services, Inc.

Financial Keyosk has a unique turnkey web-based application solution for all lines of insurance products which is consistent with and fits naturally into
Newtek's strategy of utilizing a centralized processing application and decentralized cost-effective distribution channels, via strategic alliance partners and its portfolio of business clients. Financial Keyosk will be setup to cross-sell its products and services into Newtek's growing small to medium-sized business customer base. Financial Keyosk has in excess of 40 nationally recognized "A" rated carriers providing insurance products to both personal and commercial customers,

Financial Keyosk has a seasoned management team with John Dawson and Larry Paul who together have over 50 years of insurance sales, marketing and underwriting experience. Newtek management considers Larry Paul and John Dawson to be two of the foremost experts in working with strategic alliance partners and their customers to deliver insurance and other products, as evidenced by their current portfolio of banks, credit unions and affinity customers along with publishing two books in 2004 entitled How to Sell Insurance from Credit Unions (June 2004)
and How to Sell Insurance From Banks (April 2004).

"I couldn't be more pleased with the finalization of terms and our acquisition of Financial Keyosk," said Barry Sloane, Chairman and CEO of Newtek Business
Services, Inc. "We have another 49-state platform with a full staff to begin writing premiums immediately and service our clients and our strategic alliance clientele as well. We are thrilled to have John Dawson lead the new organization and Larry Paul as the president responsible for the financial institutions and alliance partners. In addition to Financial Keyosk's management team and personnel, Shawn Kolterman, President of COTS, LLC, the new parent of Financial
Keyosk, will be responsible for growing the Newtek Insurance customer base and the continued development of the Financial Keyosk paperless back office service center in Colorado. Shawn joins the team with 12 years experience in the insurance industry.

Financial Keyosk was originally founded and financed by Zurich Insurance Company of North America which will continue to own a minority equity stake in the company. This acquisition was funded with Certified Capital Company proceeds and will be a subsidiary of a qualified business in one of our state CAPCOs.

Newtek will address the purchase price and its projections for this business line at its upcoming shareholder conference call on August 5, 2004 at 4:15pm.
The conference call will be accessible via a toll free number by dialing
1-888-396-2386 and providing the pass code 96626281.

ABOUT FINANCIAL KEYOSK
Financial Keyosk is an alternative insurance distributor helping financial institutions and agents establish or expand insurance operations. Financial institutions using the Keyosk system sell insurance through a combination of employee referrals, internet and onsite agents, without having to operate an insurance backroom. Keyosk's proprietary, web-based "Agency in a Box" technology gives financial institutions a turnkey agency environment with licenses in all states except Hawaii, selling for 40 insurance carriers including American
Medical Security, CNA, Foremost, Fortis, The Hartford, Hanover, Principal
Financial, SAFECO, St. Paul, UNICARE, Travelers, United Healthcare and Zurich
North America.

ABOUT NEWTEK BUSINESS SERVICES, INC.
Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions;
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping; and
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

     Newtek Business Services, Inc. Earns $0.07 per share for Second Quarter

             Beats Wall Street Consensus by Approximately 40 Percent

NEW YORK, N.Y. - AUGUST 5, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced its second quarter earnings of $0.07 per share on revenues of $14.5 million. Wall
Street analyst estimates averaged $0.05 per share for the quarter.

During the second quarter Newtek experienced improvement in results in its small business lending and electronic payment processing over the same period in the previous year. Its new web hosting business (acquired in July 2004) also experienced improvements over previously released pro forma estimates. The company's certified capital company revenue did decline as compared to the same period in 2003 due to the uneven nature of revenue recognition in this business.
Second quarter 2004 revenues from tax credits were $7 million vs. second quarter
2003 revenues from tax credits of $11.5 million.

"The second quarter 2004 results continue to be consistent with our business plan and demonstrate our success," said Barry Sloane, Chairman and CEO of Newtek
Business Services, Inc. "We have a comprehensive plan to grow our core business lines. Our lending, merchant processing and newly acquired web hosting company,
CrystalTech Web Hosting, have all had significant growth over the same period last year.

"We also look forward to adding our insurance agency results due to our recent acquisition of Financial Keyosk (www.financialkeyosk.com). As previously announced, we have added to our cores business lines a full service insurance agency business dedicated to meeting the needs of small and medium sized businesses. As of the third quarter we are writing insurance business and will be showing commission revenue. We are witnessing a validation of our business model and look forward to reporting our continued success and progress.

"We are also pleased to announce that Roth Capital and The Maxim Group have within the past two weeks initiated research coverage of Newtek Business
Services, Inc."

For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call.

ABOUT NEWTEK BUSINESS SERVICES, INC.
Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK INSURANCE SERVICES: customized business insurance provided through
   Financial Keyosk;
o  NEWTEK IT SERVICES: complete information technology solutions;
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping; and
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

                                                                                     JUNE 30,          DECEMBER 31,
                                                                                       2004                2003
                                                                                   ------------        ------------
                A S S E T S
                -----------

Cash and cash equivalents .................................................        $ 37,649,541        $ 33,444,611

Restricted cash ...........................................................           2,060,788           2,107,471

Credits in lieu of cash ...................................................          70,853,664          71,294,083

SBA loans receivable, net of reserve for loan losses ......................          38,096,972          52,050,725

Accounts receivable (net of allowance of $44,824 and $96,480, respectively)             902,157             469,768

Receivable from bank ......................................................           2,002,756           2,670,353

SBA loans held for sale ...................................................           2,840,714           3,619,582

Accrued interest receivable ...............................................             272,596             281,072

Investments in qualified businesses - equity method investments ...........             300,000             300,000

Investments in qualified businesses -held to maturity investments .........           1,255,475           1,420,179

Structured insurance product ..............................................           3,135,408           3,054,705

Prepaid insurance .........................................................          14,170,099          13,282,630

Prepaid expenses and other assets .........................................           3,511,002           1,907,132

Capitalized servicing asset (net of accumulated amortization of
   $184,448 and $24,545, respectively) ....................................           1,526,052             754,064

Furniture, fixtures and equipment (net of accumulated depreciation of
   $532,301 and $390,011, respectively) ...................................             815,058             670,715

Customer merchant accounts (net of accumulated amortization of $579,936
   and $269,380, respectively) ............................................           2,729,191           3,024,298

Goodwill ..................................................................           2,201,644           1,832,621
                                                                                   ------------        ------------
Total assets ..............................................................        $184,323,117        $192,184,009
                                                                                   ------------        ------------

                NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                 JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

                LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

     Accounts payable and accrued expenses .....................................        $   6,001,753         $   6,095,440

     Notes payable - certified investors .......................................            3,822,869             3,829,973

     Notes payable - insurance .................................................            6,003,088             4,115,136

     Notes payable - other .....................................................              760,000             1,000,000

     Bank notes payable ........................................................           37,658,253            51,990,047

     Note payable in credits in lieu of cash ...................................           67,921,494            65,697,050

     Deferred tax liability ....................................................           10,905,455            10,815,790
                                                                                        -------------         -------------
          Total liabilities ....................................................          133,072,912           143,543,436
                                                                                        -------------         -------------
     Minority interest .........................................................            7,631,729             8,393,151
                                                                                        -------------         -------------
Commitments and contingencies

Shareholders' equity:
     Common stock (par value $0.02 per share; authorized 39,000,000 shares, issued and outstanding 26,862,324 and 26,209,211, not including
       582,980 shares held in escrow) .....................................                   537,246               524,184
     Additional paid-in capital ...........................................                29,290,600            26,588,400
     Unearned compensation ................................................                (1,579,826)           (2,106,588)
     Retained earnings ....................................................                15,370,456            15,241,426
                                                                                        -------------         -------------
     Total shareholders' equity ...........................................                43,618,476            40,247,422
                                                                                        -------------         -------------
     Total liabilities and shareholders' equity ...........................             $ 184,323,117         $ 192,184,009
                                                                                        -------------         -------------

                NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004, AND 2003

                                                                     THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                          JUNE 30,                       JUNE 30,
                                                                     ------------------              ----------------
                                                                   2004            2003            2004            2003
                                                                   ----            ----            ----            ----

Revenue:
   Income from tax credits .................................   $  7,024,520    $ 11,470,752    $  9,048,045    $ 21,859,334
   Electronic payment processing ...........................      4,070,630       1,140,282       7,303,134       1,988,086
   Servicing fee and premium income ........................      2,141,745         353,013       3,254,112         721,460
   Interest and dividend income ............................      1,042,215       1,024,551       2,071,163       2,083,720
   Other income ............................................        203,225         731,550         676,374         986,992
                                                               ------------    ------------    ------------    ------------
      Total revenue ........................................     14,482,335      14,720,148      22,352,828      27,639,592
                                                               ------------    ------------    ------------    ------------
Expenses:

   Interest ................................................      3,478,022       3,486,235       7,242,797       7,204,087
   Payroll and consulting fees .............................      2,361,025       1,629,000       4,546,474       3,293,064
   Electronic payment processing costs .....................      2,578,749         399,811       4,679,735       1,519,753
   Professional fees .......................................      1,295,050       1,725,936       2,289,659       2,641,703
   Insurance ...............................................        691,350         638,124       1,406,312       1,211,417
   Other than temporary decline in value of investments ....           --            20,287            --         1,733,701
   Equity in net losses of affiliates ......................           --            62,930            --           117,904
   Benefit for loan losses .................................       (151,930)           --           (47,249)           --
    Other ..................................................      1,433,410       1,353,617       2,626,986       2,060,129
                                                               ------------    ------------    ------------    ------------
      Total expenses .......................................     11,685,676       9,315,940      22,744,714      19,781,758
                                                               ------------    ------------    ------------    ------------
Income (loss) before minority interest, provision for income
  taxes and extraordinary items ............................      2,796,659       5,404,208        (391,886)      7,857,834

Minority interest in loss (income) .........................        310,267        (968,379)        610,581        (680,042)
                                                               ------------    ------------    ------------    ------------
Income before provision for income taxes and extraordinary
  items ....................................................      3,106,926       4,435,829         218,695       7,177,792

Provision for income taxes .................................     (1,273,839)     (1,729,874)        (89,665)     (2,799,339)
                                                               ------------    ------------    ------------    ------------
Income before extraordinary items ..........................      1,833,087       2,705,955         129,030       4,378,453

Extraordinary gain on acquisition of a business ............           --              --              --           186,729
                                                               ------------    ------------    ------------    ------------
Net income .................................................   $  1,833,087    $  2,705,955    $    129,030    $  4,565,182
                                                               ------------    ------------    ------------    ------------

                NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (CONTINUED)
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004, AND 2003

                                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                              JUNE 30,                         JUNE 30,
                                                       2004             2003             2004            2003
                                                       ----             ----             ----            ----
Weighted average common shares outstanding

   Basic ..................................          26,773,791       25,670,866       26,624,960       25,541,088

   Diluted ................................          27,227,038       26,047,237       27,158,205       25,857,904

Net income per share

   Basic ..................................        $       0.07     $       0.11     $       0.00     $       0.18

   Diluted ................................        $       0.07     $       0.10     $       0.00     $       0.18
Income per share before extraordinary items

   Basic ..................................        $       0.07     $       0.11     $       0.00     $       0.17

   Diluted ................................        $       0.07     $       0.10     $       0.00     $       0.17

SEGMENT REPORTING:

                                                             FOR THE THREE MONTHS ENDED              FOR THE SIX MONTHS ENDED
                                                                       JUNE 30,                               JUNE 30,
                                                             --------------------------              ------------------------
                                                              2004               2003                2004                2003
                                                              ----               ----                ----                ----

Revenue
    SBA lending ...................................       $  3,158,625       $  1,683,434        $  5,298,678        $  3,005,495
    Electronic payment processing .................          4,070,630          1,140,282           7,303,134           1,988,086
    Capco and other ...............................          7,253,080         11,896,432           9,751,016          22,646,011
                                                          ------------       ------------        ------------        ------------
       TOTAL ......................................       $ 14,482,335       $ 14,720,148        $ 22,352,828        $ 27,639,592
                                                          ------------       ------------        ------------        ------------
Income (loss) before provision for income taxes and
extraordinary items
    SBA lending ...................................       $  1,431,185       $   (174,374)       $  1,719,946        $   (467,206)
    Electronic payment processing .................             95,066           (218,685)            105,639            (593,776)
    Capco and other ...............................          1,580,675          4,828,888          (1,606,890)          8,238,774
                                                          ------------       ------------        ------------        ------------
       TOTAL ......................................       $  3,106,926       $  4,435,829        $    218,695        $  7,177,792
                                                          ------------       ------------        ------------        ------------
Depreciation and amortization
    SBA lending ...................................       $    112,183       $      5,879        $    191,387        $      5,879
    Electronic payment processing .................            172,065             12,834             340,669              49,086
    Capco and other ...............................             38,180              3,496              85,536              12,271
                                                          ------------       ------------        ------------        ------------
       TOTAL ......................................       $    322,428       $     22,209        $    617,592        $     67,236
                                                          ------------       ------------        ------------        ------------
Intercompany revenue eliminated above
    SBA lending ...................................       $       --         $       --          $       --          $       --
    Electronic payment processing .................            236,365             70,349             451,297             162,993
    Capco and other ...............................            488,692            242,828             905,224             619,784
                                                          ------------       ------------        ------------        ------------
       TOTAL ......................................       $    725,057       $    313,177        $  1,356,521        $    782,777
                                                          ------------       ------------        ------------        ------------
Intercompany expenses eliminated above
    SBA lending ...................................       $    161,783       $    113,473        $    319,896        $    113,473
    Electronic payment processing .................            337,882            134,975             658,538             350,541
    Capco and other ...............................            225,392             64,729             378,087             318,763
                                                          ------------       ------------        ------------        ------------
       TOTAL ......................................       $    725,057       $    313,177        $  1,356,521        $    782,777
                                                          ------------       ------------        ------------        ------------

                                                           AT JUNE 30,      AT DECEMBER 31,
                                                              2004               2003
                                                           -----------      ---------------
Identifiable assets
    SBA lending ...................................       $ 51,546,653       $ 64,738,750
    Electronic payment processing .................          7,176,912          7,308,940
    Capco and other ...............................        125,599,552        120,136,319
                                                          ------------       ------------
       TOTAL ......................................       $184,323,117       $192,184,009
                                                          ------------       ------------

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

     Newtek Business Services, Inc. Earns $0.07 per share for Second Quarter

             Beats Wall Street Consensus by Approximately 40 Percent

NEW YORK, N.Y. - AUGUST 23, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced that a video segment highlighting Newtek and its service lines will air on Forbes.com live at 12:00 pm EST on Thursday, September 9, 2004. The "Newtek Success Story"
primarily features interviews with small business owners who have benefited from
Newtek's services, in addition to interviews with Barry Sloane, Chairman and CEO of Newtek Business Services, and Craig J. Brunet, Chairman and CEO of Newtek
Strategies, Newtek's strategic marketing arm. The program will air on the homepage of Forbes.com with promotion throughout the week of September 9 and will remain in the Forbes archives for three months. The segment may also be previewed on the Newtek homepage where it is currently posted and titled "Newtek
Overview and Customer Testimonials Video."

Newtek Business Services is the September company profile web cast presented by
WBwebcasting on Forbes.com. Other organizations featured in this series earlier this year are Hewlett Packard, American Airlines, the Small Business
Administration and the US Vets Homeless initiative.

ABOUT NEWTEK BUSINESS SERVICES, INC.
Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK INSURANCE SERVICES: customized business insurance provided through
   Financial Keyosk;
o  NEWTEK IT SERVICES: complete information technology solutions;
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping; and
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com
Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

                  Newtek Business Services, Inc. to Present at

                  the Roth Capital Partners New York Conference

NEW YORK, N.Y. - AUGUST 30, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced that
Barry Sloane, Chairman and CEO, will be presenting at the Roth Capital Partners
New York Conference on September 14 at 1:30 pm. The presentation can be accessed live by going to the website http://wsw.com/webcast/roth4/nkbs/ and filling out a short registration form. The presentation will be archived for 60 days on the
Newtek Business Services homepage.

ABOUT NEWTEK BUSINESS SERVICES, INC.
Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK INSURANCE SERVICES: customized business insurance provided through
   Financial Keyosk;
o  NEWTEK IT SERVICES: complete information technology solutions;
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping; and
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

             Financial Keyosk to be Endorsed by Butte Community Bank

NEW YORK, NY - OCTOBER 12, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com) , a provider of business services and financial products to the small to medium-sized business market, today announced that its subsidiary, Financial Keyosk (www.financialkeyosk.com), will be exclusively endorsed by Butte Community Bank to help establish the bank's insurance operations. A subsidiary of Community Valley Bancorp (OTC BB: CVLL), Butte
Community Bank is a progressive Northern California bank with 10 branches, over
15,000 customers and assets totaling $418,000,000. Keyosk will provide insurance back office support, including access to property/casualty and life/health carriers, licensed care center agents and agency technology. Butte Community
Bank will be the first Keyosk bank serviced from its new Colorado Service
Center.

"Keyosk is just reaching its stride," stated John Dawson, CEO of Financial
Keyosk. "Enabling banks to hire their own agents and use our technology and service centers allows them to enter into insurance sales at a fraction of the cost of building or buying an agency. In addition, our 40-carrier platform allows them to reach a larger percentage of their customers."

Barry Sloane, Chairman and CEO of Newtek Business Services, Inc., stated, "We are proud to say that this is the eleventh financial institution to sign up with
Financial Keyosk to provide insurance agency services to their customer bases.
As Financial Keyosk continues to grow as our core operating system, we intend to re-brand our 49-state licensed insurance agency, which currently does business as Vistar Insurance, as the Newtek Insurance Agency."

ABOUT FINANCIAL KEYOSK

Financial Keyosk, a wholly owned subsidiary of Newtek Business Services, Inc.
(NASDAQ: NKBS) (www.newtekbusinessservices.com), is an alternative insurance distributor helping financial institutions and agents establish or expand insurance operations. Financial institutions using the Keyosk system sell insurance through a combination of employee referrals, Internet and onsite agents, without having to operate an insurance backroom. Keyosk's proprietary, web-based "Agency in a Box" technology gives financial institutions a turnkey agency environment with licenses in all states except Hawaii, selling for 40 insurance carriers including American Medical Security, CNA, Foremost, Fortis,
The Hartford, Hanover, Principal Financial, SAFECO, St. Paul, UNICARE,
Travelers, United Healthcare and Zurich North America.

ABOUT COMMUNITY VALLEY BANCORP

Community Valley Bancorp (OTC BB: CVLL) is the parent company of Butte Community
Bank, a progressive Northern California bank that combines traditional deposit and lending services with innovative banking solutions.

Founded in 1990, Butte Community Bank is state-chartered with ten branches in seven cities including Chico, Magalia, Marysville, Oroville, Paradise, Red Bluff
and Yuba City. It also operates loan production offices in Citrus Heights and
Redding. Community Valley Bancorp has headquarters in Chico, California.

ABOUT NEWTEK BUSINESS SERVICES, INC.
Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions;
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping; and
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com

                                           [NEWTEK BUSINESS SERVICES, INC. LOGO]

FOR IMMEDIATE RELEASE

                  CRYSTALTECH LOOKS TO BRING .NET TO THE MASSES

PHOENIX, AZ - OCTOBER 13, 2004 - Newtek Business Services, Inc. (NASDAQ: NKBS)
(www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced that it's subsidiary, CrystalTech Web Hosting, Inc., has released a hosting plan geared towards providing ASP.NET programmers of all levels with a low-cost, stable and reliable development environment. The new hosting plan, labeled the ASP.NET
Developer Plan, offers enough website space, bandwidth and Microsoft SQL Server space to accommodate any one of a number of varied applications, from simple websites to more complex applications like shopping carts and content management systems. When asked about the initial origin of the new Plan, Tim Uzzanti,
CrystalTech's CEO, said, "This offer is related to our participation in the
ASP.NET Hosting Advantage program. We felt that the ASP.NET Developer Plan was perfectly positioned for this market and we're thrilled to be working with
Microsoft on helping developers move to ASP.NET. Both experienced and novice developers are looking for a reasonably priced hosting plan that they can take advantage of to deploy their ASP.NET applications over the web. We decided to make this plan available to all potential CrystalTech customers, as well as to our already sizeable community of ASP.NET developers." Mr. Uzzanti went on to say that CrystalTech has production hosting plans available as well to accommodate developers who are ready to move their projects from the development stage to actual deployment. These plans upgrade the allocations given in as part of the new ASP.NET Developer Plan, including more disk space and bandwidth, web site statistics, substantial email accounts and more.

Barry Sloane, Chairman and CEO of Newtek Business Services, Inc., added "We are thrilled that Microsoft has recognized CrystalTech to be a high quality service provider. We believe that this relationship will lead us to growth in this important division and allow us to continue to penetrate the small to medium-sized customer base with high quality products and services."

ABOUT CRYSTALTECH
Founded in 1992, CrystalTech Web Hosting, Inc. is one of the largest
Windows-based web hosting companies in the world, hosting customers in over 80 countries, ranging from small businesses to Fortune 100 corporations.
CrystalTech is responsible for hundreds of millions of visits each day on the
Internet and uses a state-of-the-art data center that includes redundancy throughout core systems like power, air conditioning, network connectivity, network transportation, as well as a secured environment for their network operations center. CrystalTech is a wholly-owned subsidiary of Newtek Business
Services, Inc. (NASDAQ: NKBS), a premier provider of business services and financial products to small and medium-sized businesses. For more information about CrystalTech, please contact 877-323-4678 or visit www.crystaltech.com.

ABOUT NEWTEK BUSINESS SERVICES, INC.
Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:
o  NEWTEK SMALL BUSINESS FINANCE: small business and U.S. government-guaranteed lending services;
o  NEWTEK MERCHANT SOLUTIONS: electronic merchant payment processing solutions;
o  NEWTEK INSURANCE AGENCY: customized business insurance (to be operational in
   2004);
o  NEWTEK IT SERVICES: complete information technology solutions;
o  CRYSTALTECH WEB HOSTING: comprehensive web site services for small and medium sized businesses;
o  NEWTEK FINANCIAL INFORMATION SYSTEMS: outsourced digital bookkeeping; and
o  NEWTEK TAX SERVICES: tax filing, preparation and advisory services.

THE STATEMENTS IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING
TO SUCH MATTERS AS ANTICIPATED FUTURE BUSINESS STRATEGIES AND FINANCIAL
PERFORMANCE, ANTICIPATED FUTURE NUMBER OF CUSTOMERS, BUSINESS PROSPECTS,
LEGISLATIVE DEVELOPMENTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD LOOKING STATEMENTS. IN
ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A
VARIETY OF FACTORS COULD CAUSE THE COMPANY'S OR CRYSTALTECH'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS EXPRESSED IN THE COMPANY'S
FORWARD LOOKING STATEMENTS SUCH AS INTENSIFIED COMPETITION AND/OR OPERATING
PROBLEMS AND THEIR IMPACT ON REVENUES AND PROFIT MARGINS OR ADDITIONAL FACTORS
AS DESCRIBED IN NEWTEK BUSINESS SERVICES' 2003 ANNUAL REPORT ON FORM 10-K AND
SUBSEQUENTLY FILED REGISTRATION STATEMENTS.

CONTACTS:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group, Inc.
407-644-4256
dave@aurcg.com